Exhibit 10.1

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LOAN AGREEMENT

Dated as of March 27, 2026

by and between

HEALTHIER CHOICES MANAGEMENT CORP.

as the Borrower,

and

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

as the Lender

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SCHEDULES:

Schedule A -	Wire Instructions

EXHIBITS:

Exhibit A -	Form of Note
Exhibit B -	Draw Down Notice

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LOAN AGREEMENT

This Loan Agreement, dated as of March 27, 2026 (this “Agreement”), is made among Healthier Choices Management Corp., a Delaware corporation (the “Borrower”), and Sabby Volatility Warrant Master Fund, Ltd., a Cayman Islands exempt company (the “Lender”).

RECITALS:

WHEREAS, Lender has agreed to loan money to the Borrower for the purpose of general working capital purposes, on the terms and subject to the provisions contained herein.

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Advance” means an advance under Section 2.1.

“Affiliate” means any Person which, directly or indirectly, controls or is controlled by or is under common control with another Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning specified in the preamble.

“Bankruptcy Code” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, administration, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and permitting a debtor to obtain a stay or a compromise of the claims of its creditors or affecting the rights of creditors generally, including for greater certainty any provisions of corporate statutes of like effect, where such statutes are used by a Person to propose an arrangement.

“Borrower” has the meaning in the preamble.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

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“Capital Lease” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Debt” means (without duplication), for any Person, (a) indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services; (b) indebtedness of the kind described in clause (a) of this definition which is secured by (or for which the holder of such debt has any existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; (c) all obligations as lessee under any Capital Lease; (d) all contingent liabilities and obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (c) above; and (e) any monetary obligation of a Person under or in connection with a sale-leaseback or similar arrangement.

“Debtor Laws” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws including the Bankruptcy Code, or general equitable principles from time to time in effect affecting the rights of creditors generally.

“Default” means any event the occurrence of which does, or with the lapse of time or giving of notice or both would, constitute an Event of Default.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Events of Default” has the meaning specified in Section 9.1.

“Fees” means the reasonable fees, charges and disbursements of counsel to Lender in connection with the documentation, negotiation and consummation of, the transactions contemplated hereunder and any other transactions between the Borrower and Lender in connection therewith, including, without limitation, Uniform Commercial Code and other public record searches and filings and overnight courier or other express or messenger delivery, due and payable upon the closing of the Loan (collectively, the “Fees).

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“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any (domestic or foreign) federal, state, county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency, or any other instrumentality of any of them or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

“Highest Lawful Rate” means the maximum nonusurious legal interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note or on other amounts, if any, due to the Lender pursuant to this Agreement or any other Loan Document under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect.

“Indemnitee” has the meaning specified in Section 10.5.

“Issue Date” means the date on which the Note is issued pursuant to this Agreement.

“Knowledge,” “knowledge,” or “known” means that no executive officer of the Borrower has any information has come to, or would reasonably be expected to come to, the attention of Borrowers that causes such Person to believe such representation or warranty to be untrue or misleading in any respect.

“Legal Requirement” means any order, constitution, law, ordinance, principle of common law, regulation, rule, statute or treaty of any applicable Governmental Authority.

“Lender” has the meaning specified in the preamble.

“Lien” means any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, statutory or other lien, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

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“Loan Documents” means this Agreement, the Note and any document or instrument executed in connection with any of the foregoing.

“Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, operations, results of operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the referenced party the cause of which is (i) any change in laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting principles applicable to companies or their holding companies generally, and (iii) changes in global or national political conditions or general economic or market conditions affecting other companies in the industries in which the Borrower and its Subsidiaries operate.

“Maturity Date” means the earliest to occur of (a) the Scheduled Maturity Date or (b) such earlier time to which the Obligations may be accelerated under Section 9.1.

“Note” means the promissory note issued under this Agreement pursuant to Section 2.2.

“Obligations” means all of the obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

“Permitted Liens” has the meaning specified in Section 8.3.

“Person” means an individual, partnership, limited liability company (including a business trust or a real estate investment trust), joint stock company, trust, unincorporated association, corporation, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Policies” has the meaning specified in Section 7.7.

“Property” means any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

“Responsible Officer” means the Chief Executive Officer or Chief Financial Officer of the Borrower.

“Scheduled Maturity Date” means (i) December 31, 2026 or (ii) if extended pursuant to pursuant to Section 2.4, such later date.

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“Subsidiary” when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person is a general partner or at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

SECTION 1.2. Terms Generally. The definitions in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be construed as if followed by the words “without limitation.” The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits hereto) in its entirety and not to any part hereof, unless the context otherwise requires. All references herein to Articles, Sections, and Exhibits are references to Articles and Sections of, and Exhibits to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “business”) shall mean a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular day, and such day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

SECTION 1.3. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.4. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 7.2.

ARTICLE II.

AMOUNTS AND TERMS OF THE ADVANCE

SECTION 2.1. Advances. Lender agrees, on the terms and conditions hereinafter set forth, to make advances (each an “Advance”) up to an aggregate of $5,000,000, less any Fees required to be paid hereunder. The amount outstanding on such Advance shall be payable in accordance with Section 3.1 hereof.

SECTION 2.2. The Notes; Advance Notices. The Borrower shall execute and deliver to the Lender to evidence each Advance, a term note (the “Note”) in the amount of the Advance. The Note shall be substantially in the form of Exhibit A hereto with the blanks appropriately filled, and shall mature on the Maturity Date, at which time all principal and interest then outstanding thereunder shall become due and payable. For each Advance, the Borrower shall deliver the to the Lender an Advance Notice in the form attached as Exhibit B hereto.

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SECTION 2.3. Costs and Expenses. The Borrower agrees (a) to pay to Lender the Fees and (b) to reimburse Lender for all out-of-pocket costs and expenses, including, without limitation, legal expenses and documented attorneys’ fees, incurred by Lender in connection with the (i) collection of any Obligations; or (ii) enforcement of this Agreement or any other Loan Document (including, without limitation, any costs and expenses of any third party provider engaged by Lender for such purpose).

SECTION 2.4. Maturity Extension. The Borrower may (subject to the sole discretion of the Lender) extend the Scheduled Maturity Date from time to time, by delivering written notice to Lender requesting an extension of the Scheduled Maturity Date and specifying the desired length of the extension not later than the 15th day prior to the then current Scheduled Maturity Date; provided that if the Scheduled Maturity is extended the outstanding principal shall bear interest as set forth herein.

ARTICLE III.

PAYMENTS, PREPAYMENTS, INCREASED

COSTS AND TAXES

SECTION 3.1. Payments and Computations.

The outstanding principal balance of, and accrued and unpaid interest on, the Advances and related Notes shall be payable in cash on the Maturity Date.

(a) Whenever any payment owed under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, as the case may be.

SECTION 3.2. Taxes

(a) Any and all payments by the Borrower under the Note shall be made, in accordance with Section 3.1, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof. If the Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under the Note to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.2) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note.

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(b) The Borrower will indemnify the Lender for the full amounts payable pursuant to Section 3.2(a) (including, without limitation, any such amounts imposed by any jurisdiction on amounts payable under this Section 3.2) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such amounts were correctly or legally asserted.

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.2 shall survive the payment in full of principal and interest under the Note.

ARTICLE IV.

SECURITY

SECTION 4.1. Unsecured Obligation. The obligations pursuant to this Agreement will be unsecured and the Borrower will not grant to Lender any security interest in any assets of the Borrower.

ARTICLE V.

CONDITIONS OF LENDING

SECTION 5.1. Conditions Precedent to the Advances.

The obligation of the Lender to make any Advance is subject to the prior satisfaction (or waiver in writing), as determined by Lender, of each of the following conditions precedent as of the date hereof and to the Lender’s continued satisfaction on the date hereof:

(a) Lender shall have received in form and substance satisfactory to the Lender:

(i)	a Note representing the aggregate amount of the Advance, duly executed by the Borrower and payable to the order of the Lender;

(ii)	this Agreement, duly executed by the Borrower;

(iii)	a certificate of an officer or manager of the Borrower certifying the resolutions of the board of directors or others performing similar functions with respect to such corporation or other organization, as applicable, of the Borrower approving and authorizing the execution, delivery, and performance by the Borrower of each Loan Document, the notices and other documents to be delivered by the Borrower pursuant to each Loan Document to which it is a party, and the transactions contemplated thereunder;

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(iv)	certificates of appropriate officials as to the existence and good standing of the Borrower in its jurisdiction of incorporation;

(v)	the duly executed legal opinion of Cozen O’Connor P.C., counsel for the Borrower, dated as of the Issue Date, in form and substance reasonably satisfactory to the Lender; and

(vi)	such other documents and instruments with respect to the transactions contemplated hereby as the Lender may reasonably request.

(b) Fees. The Borrower shall have paid to the Lender the Fees (which unpaid Fees may be deducted from the funding of any Advance pursuant to Section 2.1 at the discretion of the Lender).

(c) No Material Adverse Effect. Since December 31, 2025, (a) there has been no Material Adverse Effect, and (b) there has been no circumstance, event or occurrence, and no fact is known to the Borrower, nor to any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as of the date hereof that:

SECTION 6.1. Existence. The Borrower and each of the respective Subsidiaries of the Borrower, is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized and is duly qualified or licensed to do business in all jurisdictions where the Property owned or the business transacted by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

SECTION 6.2. Power and Authorization. The Borrower and each of the respective Subsidiaries of the Borrower, is duly authorized and empowered to execute, deliver, and perform its obligations under each Loan Document and all corporate or other action on the part of the Borrower and each of its Subsidiaries requisite for the due execution, delivery, and performance of each Loan Document has been duly and effectively taken.

SECTION 6.3. Binding Obligations. This Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries, is a party are the legal, valid and binding obligations of such party and is enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies.

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SECTION 6.4. No Conflict. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower or any of its respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby: (i) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained, (ii) do not contravene any Legal Requirement applicable to or binding upon the Borrower or any of its Subsidiaries and (iii) are not in contravention of the terms of the articles or certificate of incorporation, bylaws, operating agreements or other organizational documents of the Borrower or any of its Subsidiaries, or of any contractual obligations.

SECTION 6.5. Taxes; Governmental Charges. Each of the Borrower and each of its Subsidiaries, has timely filed or caused to be timely filed all federal, state, province, and foreign income tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested in good faith in appropriate proceedings and reserved for in accordance with GAAP.

SECTION 6.6. Licenses; Compliance with Law. The Borrower has obtained all governmental, administrative and other licenses, permits and other authorizations required by law to be obtained or made in order to permit the operation of, and as are necessary to the carrying on of, its business. The business and operations of the Borrower and each of its Subsidiaries, as conducted, are in compliance in all material respects with all Legal Requirements.

SECTION 6.7. Absence of Financing Statements. The Borrower has good and marketable title to all Property owned by it. Except as provided herein, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, the Property of the Borrower or any of its Subsidiaries, or any rights relating thereto.

SECTION 6.8. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries, before any court, tribunal or administrative agency or board, that, if adversely determined, might, either in any case or in the aggregate, reasonably be expected to materially adversely affect the properties, assets, financial condition or business of the Borrower or any of its Subsidiaries, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Agreement or any of the other Loan Documents, or might impair or prevent any action taken or to be taken pursuant hereto or thereto. Notwithstanding the foregoing, this Section 6.8 shall not restrict Borrower’s right to contest any such litigation, and to bond over any matter of record resulting from such litigation as a cure to any default or event of default caused pursuant to this Section 6.8.

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SECTION 6.9. Material Contracts. Neither the Borrower nor any of its Subsidiaries, is in breach or in default in any material respect of or under any material contracts to which it is a party and has not received any notice of the intention of any other party thereto to terminate any material contract.

SECTION 6.10. No Material Adverse Effect. Since December 31, 2023, (a) there has been no Material Adverse Effect, and (b) there has been no circumstance, event or occurrence, and no fact is known to the Borrower nor to any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

SECTION 6.11. No Default or Event of Default. No event has occurred or is continuing which constitutes a Default or Event of Default hereunder.

SECTION 6.12. Trademarks, Patents, Licenses. The Borrower possesses all trademarks, trademark rights, patents, patent rights, licenses, permits, trade names, trade name rights, copyrights and approvals which are required to conduct its business as now conducted without conflicting with the rights of others.

SECTION 6.13. Disclosure. To Borrower’s knowledge, neither this Agreement, nor any of the other Loan Documents, nor any certificate or other document furnished to the Lender by or on behalf of the Borrower pursuant to any Loan Document contains, or will contain, as of its date, any untrue statement of a material fact or omits to state or will omit to state, as of its date, a material fact necessary in order to make the statements contained herein and therein not misleading. There are no facts known to the Borrower which, individually or in the aggregate, materially adversely affect or involve any substantial possibility of materially adversely affecting the condition, business or affairs of the Borrower or any Subsidiary or their properties and assets considered as an entirety which have not been disclosed herein.

ARTICLE VII.

AFFIRMATIVE COVENANTS OF THE BORROWER

So long as any Obligation shall remain unpaid, the Borrower covenants and agrees that, unless the Lender shall otherwise consent in writing:

SECTION 7.1. Compliance with Laws, Etc. The Company will, and the Company will cause its Subsidiaries to, comply, in all material respects with all applicable Legal Requirements.

SECTION 7.2. Reporting and Notice Requirements.

(a) Financial Statements. The Borrower will furnish to the Lender:

(i)	as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, balance sheets (which are to be consolidated, if applicable) of the Borrower as of the end of such fiscal quarter and statements of income (or loss), stockholder’s equity (or deficiency) and cash flow (which are to be consolidated, if applicable) of the Borrower and its Subsidiaries, for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such fiscal quarter, all in reasonable detail and certified by a Responsible Officer as presenting fairly the financial position (on a consolidated basis, if applicable) of the Borrower and its Subsidiaries, as of the date indicated and the results of its operations and changes in financial position (on a consolidated basis, if applicable) for the period indicated in conformity with GAAP, consistently applied, subject to changes resulting from year-end adjustments; provided that the Borrower may deliver the financial statements as set forth in its public filings as filed with the Securities and Exchange Commission for the applicable periods in satisfaction of the requirements of this clause (i);

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(ii)	within ten (10) Business Days of filing, copies of the tax returns of the Borrower; and

(iii)	such other reports and as the Lender may from time to time reasonably request.

(b) Notice of Default. Promptly after any officer of the Borrower knows or has reason to know that any Default or Event of Default has occurred, a written statement of such officer of the Borrower setting forth the details of such Default or Event of Default and the action which the Borrower has taken or proposes to take with respect thereto.

(c) Notification of Claim against Property. Immediately upon becoming aware thereof, written notice to the Lender by the Borrower of any setoff, withholdings or other defenses to which any of the Property, or the Lender’s rights with respect to the Property, are subject.

(d) No Material Adverse Effect. If reasonably requested by the Lender, within ten (10) Business Days of the Borrower receipt of such request, a certificate from an officer of the Borrower, as applicable, certifying (i) there has been no material adverse change in the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Borrower, and (ii) neither the Borrower nor any of its Subsidiaries, has created any accounts or made any investments not permitted under this Agreement without the consent of the Lender.

SECTION 7.3. Use of Proceeds. The proceeds of the Advances shall be used solely for the following purposes: (a) working capital for the operations of the Company and (b) the payment of fees, costs and expenses related to the transactions contemplated hereby.

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SECTION 7.4. Taxes and Liens. The Borrower will pay and discharge, or will cause to be paid and discharged, and the Borrower will cause each of its Subsidiaries to, pay and discharge, promptly all taxes, assessments, and governmental charges or levies imposed upon the Borrower or any of its Subsidiaries, or upon the income of any Property of the Borrower or any of its Subsidiaries, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Property of the Borrower or any of its Subsidiaries, except such taxes, assessments, governmental charges or levies contested in good faith by the Borrower or any of its Subsidiaries for which adequate reserves have been maintained in accordance with GAAP.

SECTION 7.5. Maintenance of Property. The Borrower will, and the Borrower will cause each of its Subsidiaries to, at all times maintain, preserve, protect, and keep, or cause to be maintained, preserved, protected, and kept, the Property of the Borrower and each of its Subsidiaries, in good repair, working order, and condition (ordinary wear and tear excepted) and consistent with past practice.

SECTION 7.6. Right of Inspection. From time to time upon reasonable notice to the Borrower, the Borrower will permit any officer or employee of, or agent designated by, the Lender to visit and inspect any of the Properties of the Borrower or any of its Subsidiaries, examine the corporate books or financial records of the Borrower or any of its Subsidiaries, take copies and extracts therefrom, and discuss the affairs, finances, and accounts of the Borrower or any of its Subsidiaries, with the applicable entity’s officers or certified public accountants, all as often as the Lender may reasonably desire, provided that such visits and inspections shall be made only during business hours and so as not to interfere unreasonably with the business and operations of the Borrower or any of its Subsidiaries. Notwithstanding the foregoing, unless there is an Event of Default that has not been cured within applicable cure periods, the Lender shall not request any such inspection of the books or financial records of the Borrower or any of its Subsidiaries more than once per any six (6) month period. All confidential or proprietary information provided to or obtained by the Lender under this Section or under this Agreement shall be held in confidence by the Lender in the same manner and with the same degree of protection as the Lender exercises with respect to its own confidential or proprietary information. For purposes of this Section, all information provided to the Lender pursuant hereto shall be presumed to constitute “confidential and proprietary information” unless (i) the Borrower indicates otherwise in writing, (ii) the information was or becomes generally available to the public other than as a result of a disclosure in violation of this Section by the Lender or its representatives, (iii) the information was or becomes available to the Lender or its representatives on a non-confidential basis from a source other than the Borrower, (iv) the information was within the possession of the Lender or any of its representatives prior to being furnished by or on behalf of the Borrower or its Subsidiaries, provided that in each case the source of such information was not bound by a confidentiality agreement in respect thereof preventing disclosure to the Lender or its representatives or (v) the information is independently developed by the Lender (but only if it does not contain or reflect, and is not based upon, in whole or in part, any information furnished hereunder which constitutes “confidential or proprietary information”).

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SECTION 7.7. Insurance. The Borrower shall maintain residential and commercial risk insurance (the “Policies”) (i) covering the customary risks for the business that the Borrower is engaged in and (ii) naming the Lender and its successors or assigns as their interests may appear as Lender’s loss payee (in the case of property insurance) and an additional insured (in the case of liability insurance), and the Borrower will, and the Borrower will cause each of its Subsidiaries to, maintain insurance of similar types and coverages as maintained on the date hereof and consistent with past practice, with financially sound and reputable insurance companies and associations acceptable to the Lender based on the Lender’s reasonable judgment (or as to workers’ compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on). Promptly following the request of the Lender, the Borrower shall deliver to the Lender certificates evidencing the Policies.

SECTION 7.8. Notice of Litigation. The Borrower will promptly notify Lender in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $50,000, and any investigation of Borrower or any its Subsidiaries, by any Governmental Authority, adversely affecting the Borrower or any of its Subsidiaries, whether or not fully covered by insurance, and regardless of the subject matter thereof.

SECTION 7.9. Maintenance of Office. The Borrower will maintain its chief executive office at 3800 North 28th Way, Hollywood, FL 33020, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made. The Borrower shall notify the Lender in writing of the intent of the Borrower to relocate any of its Property at least five (5) Business Days prior to the date of such proposed relocation.

SECTION 7.10. Existence. The Borrower will, and the Borrower shall cause each of its Subsidiaries to, preserve and maintain its legal existence and all of its material rights, privileges, licenses, contracts and property and assets used or useful to its business.

SECTION 7.11. Further Assurances. The Borrower will, and the Borrower shall cause each of its Subsidiaries to, cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

ARTICLE VIII.

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, the Borrower covenants and agrees that, without the written consent of the Lender:

SECTION 8.1. Impairment of Rights. The Borrower will not, and the Borrower will not permit any of its Subsidiaries to, undertake any action or engage in any transaction or activity to impair the Lender’s rights hereunder.

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SECTION 8.2. Restrictions on Debt. The Borrower will not, and the Borrower will not permit any of its Subsidiaries to, create, incur, assume, guarantee, endorse or be or remain liable, contingently or otherwise, with respect to any Debt other than:

(a) Debt to the Lender arising under any of the Loan Documents;

(b) current liabilities of the Borrower or any of its Subsidiaries, or incurred in the ordinary course of business including as incurred through (i) the borrowing of money, or (ii) the obtaining of credit and for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c) Debt in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.3;

(d) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or any of its Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; and

(e) Customary trade credit incurred in the ordinary course of business, which Debt would be expressly subordinate to the Note, unless otherwise approved by the Lender.

SECTION 8.3. Restrictions on Liens. The Borrower will not, and the Borrower will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any Lien upon any of their Property, or upon the income or profits therefrom, which is not removed of record, bonded off, or dismissed within fifteen (15) Business Days after the date of notice of such filing; (ii) transfer any of such Property or the income or profits therefrom for the purpose of subjecting the same to the payment of Debt or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Debt or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist (the “Permitted Liens”):

(a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

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(b) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(c) liens on properties in respect of judgments or awards, the Debt with respect to which is permitted by Section 8.2(e); and

(d) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower.

SECTION 8.4. Mergers and Acquisitions.

(a) The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or enter into any transaction resulting in a Change of Control.

(b) The Borrower will not, and the Borrower will not permit any of its Subsidiaries to, agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) without the prior written consent of the Lender.

(c) Neither the Borrower nor any of its Subsidiaries will create or form any subsidiaries without the consent of Lender.

SECTION 8.5. Related Party Transactions. The Borrower will not, will not, and the Borrower will not permit any of its Subsidiaries to, permit or suffer to be conducted transactions with any Affiliates or officers or directors of the Borrower or any of its Subsidiaries or their Affiliates, other than those contemplated by the Loan Documents, or in the ordinary course of business, without the prior written approval of Lender, which approval shall not be unreasonably withheld. The Borrower will not pay any of their respective Affiliates, a management fee or any compensation under any management agreement, without the prior written consent of the Lender.

SECTION 8.6. Investments; Loans. The Borrower will not, and the Borrower will not permit any of its Subsidiaries to, acquire obligations or Capital Stock of, or loan or advance money to, any Person, other than (i) direct obligations of the United States, (ii) obligations insured by the Federal Deposit Insurance Corporation, or (iii) obligations unconditionally guaranteed by the United States.

SECTION 8.7. Dispositions. The Borrower shall not, and the Borrower shall cause each of its Subsidiaries not to, without the written consent of Lender (which consent shall not be unreasonably withheld), voluntarily sell, assign, lease, transfer, trade, withdraw, redeem, substitute or otherwise dispose of any of its efforts or any material assets of the Borrower or any of its Subsidiaries, or enter into any agreement to do so.

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SECTION 8.8. Dividends and Distributions. The Borrower will not directly or indirectly, declare or pay any dividends on accounts of any equity securities of the Borrower, now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such equity securities or agree to do any of the foregoing.

SECTION 8.9. Changes in Organizational Documents. The Borrower will not, and the Borrower shall cause each of its Subsidiaries not to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws or other organizational documents in a manner materially adverse to the Lender, without the prior written consent of the Lender; provided that such consent will not be unreasonably withheld.

ARTICLE IX.

EVENTS OF DEFAULT

SECTION 9.1. Events of Default. If any of the following events (“Events of Default”) shall occur and, after written notice thereof by the Lender to the Borrower, shall not have been cured within five (5) calendar days (in the case of monetary defaults) or ten (10) calendar days (in the case of all other defaults capable of being cured) unless a shorter period of time is specified below:

(a) the Borrower shall fail to pay principal of or interest on the Note or other amounts due under the Note or this Agreement or any other Loan Document, when the same becomes due and payable under the terms thereunder; or

(b) the Borrower or any of its Subsidiaries, shall enter into any agreement or arrangement to sell, dispose, assign, exchange, gift, lease, pledge, hypothecate or otherwise transfer, directly or indirectly, in one transaction or a series of transactions, all or substantially all of the assets of the Borrower or any of its Subsidiaries, in violation of the terms herein or without prior written consent of Lender; or

(c) any representation or warranty made by the Borrower or any of its Subsidiaries, under or in connection with any Loan Document to which it is a party shall prove to have been incorrect in any material respect when made or deemed made; or

(d) the Borrower or any of its Subsidiaries shall fail to perform or observe any term, covenant or agreement contained herein or in any other Loan Document to which it is a party within ten (10) days after written notice of the Lender to cure same; or

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(e) the Borrower or any of its Subsidiaries shall fail to pay any principal of, or premium or interest on, any Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) unless being contested in good faith, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event constituting a default (however defined) shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, which would give rise to a right to accelerate such Debt; or

(f) the Borrower or any of its Subsidiaries, shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries under the Bankruptcy Law or any other Debtor Law seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f);

(g) any other Loan Document or any interest of the Lender thereunder shall for any reason be terminated, invalidated, void or unenforceable or the Borrower or any of its Subsidiaries shall fail to perform any obligation thereunder; or

(h) the Borrower shall attempt to liquidate or dissolve itself or any of its Subsidiaries, without the prior written consent of the Lender;

then, and in any such event, Lender (after providing the notice and opportunity to cure set forth in the first clause of this Section) may, by notice to the Borrower, declare the principal amount of the Note, all interest thereon and all other Obligations or amounts payable under this Agreement or any other Loan Document to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided however, that in the case of any Default pursuant to Subsection (f), (g) or (h) of this Section 9.1, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

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ARTICLE X.

MISCELLANEOUS

SECTION 10.1. Survival of Representations and Warranties. All representations and warranties in each Loan Document shall survive the delivery of the Notes and the making of the Advances, and shall continue after the repayment of the Note and the Maturity Date until all Obligations are indefeasibly paid in full, and any investigation at any time made by or on behalf of the Lender shall not diminish the Lender’s right to rely thereon.

SECTION 10.2. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.3. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be effective when actually delivered addressed as follows: if to the Borrower, at its address at 3800 North 28th Way, Hollywood, FL 33020, Attention: John Ollet, with a copy to Cozen O’Connor, Southeast Financial Center, 200 South Biscayne Blvd., Suite 3000, Miami, FL 33131, Attention: Matin Schrier, Esq.; if to the Lender, at its address at 10 Mountainview Road, Suite 206, Upper Saddle River, NJ 07458, Attention: Robert Grundstein, with a copy to Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, NY 10019, Attention: Adam Friedman, Esq.; or as to the Borrower or the Lender at such other address as shall be designated by such party in a written notice to the other parties.

SECTION 10.4. No Waiver; Remedies. No failure on the part of either party to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.5. Indemnification. The Borrower shall indemnify and hold the Lender and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, reasonably incurred by or asserted against any of them by a party that is not an Indemnitee in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Document, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto (including, without limitation, brokerage commissions alleged to be due on account of the placing of the investment), including amounts paid in settlement (to the extent agreed to in writing by Borrower), court costs, and the reasonable fees and expenses of counsel except that the Borrower shall not have any obligation under this Section 10.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of the Borrower as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, the Borrower shall pay the maximum portion which it is permitted to pay under applicable law to the Lender in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Loan Document or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

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SECTION 10.6. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, whether or not the Lender shall have made any demand under the Note and although such obligations may be unmatured. Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such the Lender may have.

SECTION 10.7. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower the Lender and their respective successors and assigns, except that neither the Borrower, nor the Lender (except as provided in Section 10.8) shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other.

SECTION 10.8. Assignments and Participations. The Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Note held by it) to any Affiliate of Lender.

SECTION 10.9. Limitation on Agreements. All agreements between the Borrower or the Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of the money to be loaned under the Note or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstance whatsoever, fulfillment of or compliance with any provision hereof or of any of such documents at the time performance of such provision shall be due or at any other time shall involve exceeding the amount permitted to be contracted for, taken, reserved, charged or received by the Lender under applicable usury or similar law, then, ipso facto, the obligation to be fulfilled or complied with shall be reduced (firstly by reducing the stated interest rate and thereafter, if and to the extent required, by reducing any other amount comprising interest) to the limit prescribed by such applicable usury or similar law, and if, from any such circumstance, the Lender shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of the Borrower to the Lender under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Note and the amounts owing on other obligations of the Borrower to the Lender under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the indebtedness of the Borrower to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of the Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of the Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of the Note shall not reduce the rate of interest which accrues on the outstanding principal balance of such Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of the Note, taken in the aggregate, equals the amount of interest which would have accrued if such interest rate had at all times been in effect and not been reduced. In the event that any rate of interest under the Note or any Loan Document is reduced due to the effect of this Section 10.9 and there is a subsequent increase in the Highest Lawful Rate prior to the full payment of the Obligations, such interest rate shall, automatically without any action of the Borrower or Lender, be increased to the then applicable Highest Lawful Rate. The terms and provisions of this Section 10.9 shall control and supersede every other provision of all Loan Documents.

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SECTION 10.10. Severability. In case any one or more of the provisions contained in any Loan Document to which the Borrower is a party or in any instrument contemplated thereby, or any application thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein, and any other application thereof, shall not in any way be affected or impaired thereby.

SECTION 10.11. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state without regards to the conflicts of laws principles thereof other than mandatory provisions of law.

SECTION 10.12. SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER AND THE LENDER IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO THE ADDRESS SET FORTH IN SECTION 10.3 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO SECTION 10.3.

(d) THE BORROWER AND THE LENDER EACH WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY LEGAL ACTION ARISING UNDER THIS AGREEMENT.

SELCTION 10.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document (other than the Note and the Deed of Trust) by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

HEALTHIER CHOICES MANAGEMENT CORP.

By:	/s/ John Ollet
Name:	John Ollet
Title:	Chief Financial Officer

LENDER:

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of investment manager

[Signature Page to Loan Agreement]

SCHEDULE A

Bank Name:	Bank of New York
Routing #:	021-000-018
Account Name:	Wedbush Securities Inc.
Account #:	8540900001
F/F/C:	Sabby Volatility Warrant Master Fund Ltd.
Ref:	717937542

EXHIBIT A

NOTE

$[_______]	[ ], 2026

FOR VALUE RECEIVED, the undersigned (the “Borrower”), HEREBY PROMISES TO PAY to the order of SABBY VOLATILITY WARRANT MASTER FUND, LTD. (collectively, the “Lender”), on or before the Maturity Date (as such term is defined in the Loan Agreement), the principal sum of _________________ Dollars ($___________) in accordance with the terms and provisions of that certain Loan Agreement dated as of the date hereof by and between the Borrower and the Lender (as same may be amended, modified, increased, supplemented and/or restated from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement). Interest on the unpaid principal amount of this Note shall accrue commencing on the date hereof at a rate per annum equal to twelve percent (12%). All computations of interest hereunder shall be made on the basis of a year of 365 or 366 days, as applicable.

The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. The Borrower promises to pay interest on the unpaid principal balance of this Note following the occurrence of a Default Interest Event and/or an Extension Interest Event, until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of this Note from and including the date on which a Default Interest Event and/or Extension Interest Event occurs, as applicable, to but not including the Maturity Date at the rate or rates, and shall be due and payable on the dates and paid in accordance with the terms and conditions, set forth in the Loan Agreement.

Payments of principal, and all amounts due with respect to costs and expenses pursuant to the Loan Agreement, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim to the Lender to the account maintained by the Lender not later than 11:59 a.m. (New York time) on the dates on which such payments shall become due pursuant to the terms and provisions set forth in the Loan Agreement. Payments of interest shall be payable in accordance with the provisions of the Loan Agreement.

If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

This Note is the Note provided for in, and is entitled to the benefits of the Loan Agreement, which Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein specified, and provisions to the effect that no provision of the Loan Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

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The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.

This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and assigns including subsequent holders hereof (collectively, “Assignees”), except that the Borrower may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Lender (which consent shall be in the sole and absolute discretion of the Lender). The term “Lender” as used in this Note shall be deemed to include the Lender and its Assignees. The Lender shall, upon notice to the Borrower, have the unrestricted right at any time or from time to time, and without the Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to any other person, which shall thereupon become vested with all the powers and rights above given to the Lender in respect thereof; provided, however, that any such assignment or transfer of this Note shall be made in accordance with all applicable securities laws. The Lender agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as the Lender shall reasonably deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee (provided that such issuance shall be at no additional cost or liability to Borrower then existing prior to such assignment to Assignee). Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation reasonably required by the Lender in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a holder of this Note shall have all of the rights and obligations of the Lender hereunder (and any other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from any obligations it may have hereunder arising after such assignment and thereunder to a corresponding extent.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered effective as of the date first above written.

HEALTHIER CHOICES MANAGEMENT CORP.

By:
Name:
Title:

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EXHIBIT B

ADVANCE NOTICE

Reference is made to that certain Loan Agreement, dated March ___, 2026 (the “Loan Agreement”) between Healthier Choices Management Corp., a Delaware corporation (the “Borrower”), and Sabby Volatility Warrant Master Fund, Ltd., a Cayman Islands exempt company (the “Lender”). Capitalized terms used but not otherwise defined herein shall the meanings ascribed thereto in the Loan Agreement.

Pursuant to Section 2.1 of the Loan Agreement, Borrower hereby requires Lender to advance to Borrower, on the terms and subject to the conditions of the Loan Agreement, an Advance in the principal amount of _______________________________________________ (the “Requested Advance”).

Borrower irrevocably authorizes Lender to distribute funds in the amount of the Requested Advance to the bank account nominated by the Lender in the written direction delivered to the Borrower concurrently with this Advance Notice.

Yours sincerely,

Healthier Choices Management Corp.

By:
Name:
Title: